EXHIBIT 10.1




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From: mrzandco@aol.com [mailto:mrzandco@aol.com]
Sent: Friday, November 20, 2009 5:33 AM
To: Dominic Bassani; Mark Smith
Subject: Re: NYC/Sal sublease

I agree that this our agreement
Sent via BlackBerry from T-Mobile
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From: Dominic Bassani <dbassani@biontech.com>
Date: Fri, 20 Nov 2009 06:55:21 -0500
To: 'Mark A. Smith'<mas1@ctelco.net>
Cc: 'Salvatore J. Zizza'<mrzandco@aol.com>
Subject: RE: NYC/Sal sublease

Sal will take over lease thru end of term---Bion will pay $1000 month starting Jan 1 thru end of term for the small office next to Sal---we will also get the escrow $$$ and forward to Sal---that is my understanding---Sal please confirm to Mark so he can draw up and insert into Bion fin